UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2025, Skyworks Solutions, Inc. (the “Company”) announced two senior management transitions, with Mark P. Dentinger joining the Company as Senior Vice President and Chief Financial Officer, effective as of June 2, 2025, and Todd J. Lepinski joining the Company as Senior Vice President, Sales and Marketing, effective as of June 2, 2025.
Mr. Dentinger, 67, previously served as Executive Vice President, Chief Financial Officer, at Veritas Technologies, Inc., a private data management company, from June 2017 through December 2024. Before that he was Vice President, Chief Financial Officer at Invensense, Inc., a public consumer electronics company, from September 2014 through its acquisition by TDK Corporation in May 2017. He previously served as Chief Financial Officer at KLA-Tencor Corporation from 2008 through 2013 and at BEA Systems, Inc. from 2005 through its acquisition by Oracle in 2008, and held various accounting and finance roles at BEA Systems, Compaq Inc. and Ernst & Young before that. Mr. Dentinger received his bachelor’s degree from St. Mary’s College of California and his MBA from the University of California at Berkeley.
In connection with his appointment, the Company and Mr. Dentinger entered into an offer letter (the “Offer Letter”) providing for an annual base salary of $625,000 and an annual cash incentive opportunity with a target amount of 100% of base salary. The Company also agreed to pay Mr. Dentinger a signing bonus of $200,000, which shall be deemed earned on the 24-month anniversary of Mr. Dentinger’s start date (the “Dentinger Start Date”), subject to his continued employment on such date. The Company has agreed to grant Mr. Dentinger (i) a Restricted Stock Unit (“RSU”) award for the number of shares that is calculated by dividing $2,700,000 by the closing price of the Company’s common stock on the Dentinger Start Date, which will be subject to time-based vesting over a period of four years with such vesting commencing on the Dentinger Start Date and (ii) a performance share award (“New Hire PSA”) for the number of shares that is calculated by dividing $3,200,000 by the closing price of the Company’s common Stock on the Dentinger Start Date. The New Hire PSA will vest based on the Company’s absolute level of achievement of total shareholder return over the three-year period following the Dentinger Start Date, subject to Mr. Dentinger’s continued employment through June 2, 2028. The Company also agreed to grant Mr. Dentinger the following equity awards, constituting his equity awards for the Company’s fiscal year ending October 3, 2025 (“FY2025”): (i) an RSU award (“FY2025 RSU”) for the number of shares that is calculated by dividing $600,000 by the closing price of the Company’s common stock on the Dentinger Start Date, which will be subject to time-based vesting over a period of four years with such vesting deemed to have commenced on November 5, 2024 and (ii) a PSA (“FY2025 PSA”) for the number of shares that is calculated by dividing $900,000 by the closing price of the Company’s common stock on the Dentinger Start Date and assuming the target level of achievement for the FY2025 PSA, which may be earned upon the achievement of certain corporate performance milestones consistent with the metrics used for the annual PSAs previously granted to the Company’s other executive officers for FY2025. Depending on the level of performance achieved, the FY2025 PSA can pay out at up to 250% of target.
The Company and Mr. Dentinger will also enter into a Change in Control / Severance Agreement (the “Severance Agreement”) on or around the Dentinger Start Date. The Severance Agreement provides that in the event that Mr. Dentinger’s employment with the Company is terminated by the Company without cause or by Mr. Dentinger for good reason in connection with a change in control of the Company, Mr. Dentinger shall receive (a) a payment equal to one and a half times the sum of his annual base salary in effect immediately prior to the change in control plus the greater of (i) the average of the bonus payments he received for each of the three years prior to the year in which the change in control occurs and (ii) his target bonus for the fiscal year in which the change in control occurs, (b) contributions to COBRA coverage for a period of 18 months following the termination date and (c) acceleration of vesting of certain outstanding equity awards and, if applicable, an extension of the time period during which Mr. Dentinger may exercise vested stock options. The Severance Agreement also provides that if Mr. Dentinger’s employment with the Company is terminated by the Company without cause not in connection with a change in control of the Company, Mr. Dentinger shall receive (i) biweekly compensation continuation payments for a period of 12 months equal in total to Mr. Dentinger’s then-current annual base salary plus any cash bonus payments then due to Mr. Dentinger, (ii) contributions to COBRA coverage for a period of 12 months following the termination date, and (iii) an extension of the time period during which Mr. Dentinger may exercise vested stock options.
Mr. Dentinger will succeed Kris Sennesael as Chief Financial Officer. Mr. Sennesael, who informed the Company on May 1, 2025 that he will resign from the Company, effective May 9, 2025, to accept another position, will not receive any severance benefits in connection with his voluntary departure from the Company. Mr. Dentinger will serve as the Company’s principal financial officer and principal accounting officer upon the commencement of his employment with the Company. There are no family relationships between Mr. Dentinger and any director or executive officer of the Company, and Mr.

Dentinger is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On May 5, 2025, the Board appointed Philip G. Brace, the Company’s Chief Executive Officer and President, to also serve, on an interim basis, as the principal financial officer and principal accounting officer of the Company during the period between Mr. Sennesael’s departure and the Dentinger Start Date. Mr. Brace, age 54, has served as the Company’s Chief Executive Officer since February 2025, and previously was the Executive Chairman of Inseego Corp. from February 2024 to February 2025. Prior to that, Mr. Brace was President and CEO of Sierra Wireless Inc. from July 2021 to January 2023 and Executive Vice President of Veritas Technologies, a data management company, from 2019 to 2021.
Mr. Lepinski, 56, is serving as Senior Vice President of Worldwide Sales and Marketing at Synaptics Incorporated, a public company developer and supplier of mixed signal semiconductor solutions, through May 2025. Prior to joining Synaptics in June 2021, he served as Vice President, Sales at ARM, a semiconductor manufacturing company, from April 2016 through June 2021. Before that he held several sales management roles in the U.S. and Europe at Broadcom, a semiconductor and infrastructure software products company, from 2004 through 2016, and held sales positions at Wolfson Micro, AMD and Texas Instruments. Mr. Lepinski received his bachelor’s degree from the University of Wisconsin – Madison.
Mr. Lepinski will succeed Carlos S. Bori as Senior Vice President, Sales and Marketing. On May 5, 2025, the Company and Mr. Bori entered into a transition agreement (the “Transition Agreement”) pursuant to which Mr. Bori will remain employed by the Company through November 17, 2025 to assist with the transition (the “Transition Period”). Pursuant to the Transition Agreement, Mr. Bori will continue to receive his current compensation and benefits through the Transition Period, provided that he shall not be eligible to participate in the Company’s FY2025 Executive Incentive Plan or any cash incentive plan, receive any cash bonus or receive any new equity incentive awards. Upon Mr. Bori’s departure, provided that he remains employed by the Company through the entire Transition Period, Mr. Bori will receive Company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act for a period of twelve months from his last day of employment, or, if such coverage is not available, reimbursement for the reasonable cost of obtaining equivalent benefits (the “COBRA Benefits”). If the Company terminates Mr. Bori’s employment without cause prior to the end of the Transition Period, Mr. Bori will receive (i) severance pay equivalent to 12 months of his then-current annualized base salary, paid in accordance with the Company’s standard pay schedule and (ii) the COBRA Benefits. If Mr. Bori terminates his employment for any reason or the Company terminates his employment for cause prior to the end of the Transition Period, Mr. Bori will not be eligible for any severance payments or benefits. All payments and benefits provided under the Transition Agreement are contingent upon the execution and effectiveness of one or more release of claims agreements between him and the Company, and Mr. Bori’s continued compliance with the Transition Agreement and such release agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 7, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary